Pruco Life Insurance Company and Subsidiaries
                      Schedule VI - Schedule of Reinsurance
                        For Year Ended December 31, 1994

                                   ($000's)
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                                                                                                                        Percentage
                                                     Ceded to              Assumed                                       of amount
                                  Gross               other               from other                 Net                 assumed to
                                  Amount            companies             companies                 amount                  net
                              -------------       ------------           ------------           -------------           ------------

Life insurance in force....... $ 48,003,675       $    531,166           $          0           $  47,472,509                 N/A
                               =============       ============           ============           =============          ============

Life insurance premiums and .. $    613,237       $      1,476           $         59           $     611,820                .010%
annuity considerations         =============       ============           ============           =============          ============

                                      II-12



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